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                                                                     Exhibit 5.1


               [GILBERT LAUSTSEN JUNG ASSOCIATES LTD. LETTERHEAD]

                               LETTER OF CONSENT


     Re: Enerplus Resources Fund

     We refer to the prospectus of Enerplus Resources Fund (the "Prospectus") and the registration statement on Form F-10 (the "Registration Statement").

     We hereby consent to the inclusion in the Registration Statement of our report with respect to a portion of the reserves of Celsius Energy Resources Ltd. as of January 1, 2002 (the "Report"). We also consent to all references to our Firm included in the Registration Statement, including the reference made under the heading "Experts".

     We have read the Prospectus and the Registration Statement and have no reason to believe that there is any misrepresentation in the information contained therein derived from the Report or that is within our knowledge as a result of the services we provided in preparing the Report.

                                           Yours very truly,

                                           GILBERT LAUSTSEN JUNG
                                           ASSOCIATES LTD.

                                           /s/  Wayne W. Chow
                                           Wayne W. Chow, P. Eng.
                                           Vice President

Dated:  November 14, 2002
Calgary, Alberta
CANADA